OMB APPROVAL

                                                OMB Number:           3235-0066
                                                Expires:          July 31, 2004
                                                Estimated average burden
                                                hours per response. . . . 12.00

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          LEE ENTERPRISES, INCORPORATED
          ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Delaware                                42-0823980
  ------------------------------------------------------------------------------
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
      incorporation or organization)

                    215 N. Main Street, Davenport, Iowa                 52801
  ------------------------------------------------------------------------------
              (Address of Principal Executive Offices)               (Zip Code)

                    LEE ENTERPRISES, INCORPORATED AMENDED AND
              RESTATED 1996 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)

                                 Carl G. Schmidt
              Vice President, Chief Financial Officer and Treasurer
                          Lee Enterprises, Incorporated
                               215 N. Main Street
                               Davenport, IA 52801
  ------------------------------------------------------------------------------
                     (Name and address of agent for service)


                                  (563)383-2100
  ------------------------------------------------------------------------------
                     (Name and address of agent for service)
          (Telephone number, including area code, of agent for service)

Please send copies of all communications to:

                               C. D. Waterman III
                                 Lane & Waterman
                          220 N. Main Street, Ste. 600
                            Davenport, IA 52801-1987

              As Filed with the Securities and Exchange Commission
                                 On May 14, 2003


                                               CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- -------------------------- ------------------------- ---------------------
                                                     Proposed maximum           Proposed maximum
  Title of securities         Amount to be            offering price        aggregate offering price        Amount of
    to be registered           registered                per share                                       registration fee
 ----------------------   ----------------------  ------------------------- ------------------------- ---------------------
Common Stock ($2.00 par          100,000                  $36.63                   $3,663,000                $337.00
         value)
------------------------- ---------------------- -------------------------- ------------------------- ---------------------

Notes:

     1. Plus such additional indeterminable number of shares as may be required pursuant to the Lee Enterprises, Incorporated Amended and Restated Stock Plan for Non-Employee Directors as a result of stock splits, stock dividends, recapitalization or other similar change in the Common Stock. In addition, preferred stock purchase rights initially are attached to and trade with the shares of Common Stock being registered under this registration statement. The value attributed to such rights, if any, is reflected in the market price of the Common Stock.

     2. Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) on the basis of the average of the high and the low prices of Lee Enterprises, Incorporated Common Stock on May 9, 2003, as reported on the New York Stock Exchange.

                   Persons who are to respond to the collection of information contained in this form are not required to respond unless the
SEC 1398(9-01)     form displays a currently valid OMB control number.

                                EXPLANATORY NOTE

Lee Enterprises, Incorporated (the "Company") is filing this registration statement on Form S-8 to register 100,000 additional shares of the Company's common stock, $2.00 par value per share, authorized for issuance under the Amended and Restated 1996 Stock Plan for Non-Employee Directors (the "Common Stock" and the "Plan"), which was approved by the stockholders of the Company at its annual meeting on January 22, 2003. The Plan is an amendment and restatement of the Company's 1996 Stock Plan for Non-Employee Directors (the "Prior Plan"), with respect to which the Company filed, on June 20, 1996, a registration statement on Form S-8 (the "Prior Registration Statement") with the Securities and Exchange Commission (the "Commission") to register 50,000 shares of the Company's Common Stock authorized for issuance under the Prior Plan. In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated by reference into this registration statement.

The total number of shares of the Company's Common Stock available for issuance under the Plan in connection with offerings that commence on or after May 14, 2003 will be 111,599, which includes 100,000 shares of the Company's Common Stock registered in this registration statement and 11,599 shares of the Company's Common Stock that were registered in the Prior Registration Statement and reserved for issuance under the Prior Plan, but not issued thereunder.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

In accordance with the rules and regulations of the Commission, the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who participate in the Plan adopted by the Company and are not being filed with or included in this Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K, filed on December 27, 2002, for the year ended September 30, 2002.

     (b) The Company's Proxy Statement, filed on December 27, 2002, for the Annual Meeting of Stockholders held on January 22, 2003.

     (c) The Company's Quarterly Report on Form 10-Q, filed on May 14, 2003, for the quarter-ended March 31, 2003.

     (d) The Company's Quarterly Report on Form 10-Q, filed on February 13, 2003, for the quarter ended December 31, 2002.

     (e)  The Company's Current Report on Form 8-K, filed on April 21, 2003.

     (f) The description of the Company's Common Stock, which is contained in a registration statement filed on Form S-1 (Registration No. 2-31630), as amended.

     (g) The description of the Company's preferred stock purchase rights contained in its report on Form 8-K, filed with the Commission on May 7, 1998, and related Rights Agreement, dated as of May 7, 1998, between Lee Enterprises, Incorporated and The First Chicago Trust Company of New York, which includes the form of Certificate of Designation of the Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C, included as Exhibit 1.1 to the Company's registration statement filed on Form 8-A, filed with the Commission on May 26, 1998 (File No. 1-6227).

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement in the document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The legality of the Common Stock that may be offered under the Plan has been passed on for the Company by Lane & Waterman, 220 N. Main Street, Ste. 600, Davenport, Iowa. C. D. Waterman III, a partner in said firm, is the secretary of the Company. As of May 1, 2003, attorneys in the firm of Lane & Waterman beneficially own 17,710 shares of the Company's Common Stock and 21,249 shares of the Company's Class B Common Stock. These amounts are expected to change from time to time.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions described therein.

Article III of the Company's By-Laws provides for indemnification of directors, officers, employees and agents of the Company to the fullest extent provided by law and authority for the Company to obtain directors' and officers' liability insurance and to enter into indemnification agreements with its officers and directors. The Company has entered into indemnification agreements with its officers and directors and maintains such insurance for its officers and directors. Subsections (b) and (c) of Section 7, Article III, of the Company's By-Laws include basic indemnification provisions and provide as follows:

     (b) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he or she did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     (c) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Article V(D) of the Company's Restated Certificate of Incorporation provides that a director of the Company shall not have any personal liability to the Company or its stockholders for monetary damages for breach of a fiduciary duty as a director. However, this provision will not eliminate or limit the liability of a director: (1) for any breach of the director's duty of loyalty to the Company or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under
Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit, unless and except to the extent otherwise permitted from time to time by applicable law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit
Number                                Description
--------------------------------------------------------------------------------
4.1 Restated Certificate of Incorporation of Lee Enterprises, Incorporated as of November 14, 2002 (Exhibit 3.1 to Annual Report on Form 10-K, filed on December 27, 2002, for the year-ended September 30, 2002)

4.2  Lee  Enterprises,  Incorporated  Amended and Restated By-Laws as of January
     23, 2002 (Exhibit 3 to Form 10-Q, filed on May 15, 2002, for the quarter-ended March 31, 2002)

4.3 The description of the Company's preferred stock purchase rights contained in its report on Form 8-K, filed with the Commission on May 7, 1998, and related Rights Agreement, dated as of May 7, 1998, between Lee Enterprises, Incorporated and The First Chicago Trust Company of New York, which includes the form of Certificate of Designation of the Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C, included as Exhibit 1.1 to Company's registration statement filed on Form 8-A, filed with the Commission on May 26, 1998 (File No. 1-6227).

5.1  Opinion  of  Lane  &  Waterman   regarding  legality  of  securities  being
     registered

23.1 Consent of Deloitte & Touche LLP

23.2 Consent of McGladrey & Pullen, LLP

23.3 Consent of Lane & Waterman (included in Exhibit 5.1)

24   Power of Attorney

99.1 Lee Enterprises, Incorporated Amended and Restated 1996 Stock Plan for Non-Employee Directors effective January 22, 2003

Item 9. Undertakings.

1. The undersigned Company hereby undertakes:

     a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment to those paragraphs is contained in periodic reports filed by the Company pursuant to Sections 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     a. The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     b. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Company. Pursuant to the requirements of the Securities Act of 1933, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 14th day of May 2003.

LEE ENTERPRISES, INCORPORATED

By:/s/Mary E. Junck
   ------------------------------------------------
   Mary E. Junck
   Chairman, President and Chief Executive Officer

By:/s/Carl G. Schmidt
   ------------------------------------------------
   Carl G. Schmidt
   Vice President, Chief Financial Officer
   and Treasurer (Principal Financial and
   Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Company in their respective capacities on the 14th day of May 2003.

Signature

*/s/Carl G. Schmidt
-----------------------------------
Rance E. Crain                                Director

/s/Mary E. Junck
-----------------------------------
Mary E. Junck                                 Chairman, President and Chief
                                              Executive Officer and Director
*/s/Carl G. Schmidt
-----------------------------------
William E. Mayer                              Director

*/s/Carl G. Schmidt
-----------------------------------
Herbert W. Moloney III                        Director

*/s/Carl G. Schmidt
-----------------------------------
Andrew E. Newman                              Director

*/s/Carl G. Schmidt
-----------------------------------
Gordon D. Prichett                            Director

*/s/Carl G. Schmidt
-----------------------------------
Gregory P. Schermer                           Vice President - Interactive Media
                                              and Corporate Counsel and Director
*/s/Carl G. Schmidt
-----------------------------------
Mark Vittert                                  Director


*by Carl G. Schmidt, Attorney-in-fact

                                   Exhibit 5.1


May 14, 2003



Lee Enterprises, Incorporated
215 N. Main Street
Davenport, IA 52801

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Lee Enterprises, Incorporated, a Delaware corporation (the "Company"), relating to 100,000 shares of the Company's Common Stock, $2.00 par value, issued pursuant to the Lee Enterprises, Incorporated Amended and Restated 1996 Stock Plan for Non-Employee Directors effective January 22, 2003 (the "Common Stock" and the "Plan").

     As counsel to the Company, we have examined such corporate records, other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion and, upon the basis of such examinations, advise you that in our opinion all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Common Stock pursuant to the Plan, and the shares of Common Stock being registered pursuant to the Registration Statement, when issued and paid for in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Common Stock.


                                     Very truly yours,


                                     /s/ Lane & Waterman

                                  Exhibit 23.1


Deloitte & Touche LLP











INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Lee Enterprises, Incorporated on Form S-8 of our report dated November 7, 2002 relating to our audit of the consolidated financial statements of the Company for the year ended September 30, 2002, appearing in the Annual Report on Form 10-K of Lee Enterprises, Incorporated for the year ended September 30, 2002.


/s/ Deloitte & Touche LLP


Davenport, Iowa
May 12, 2003

                                  Exhibit 23.2





McGladrey & Pullen, LLP
Certified Public Accountants








INDEPENDENT AUDITOR'S CONSENT







To the Stockholders
Lee Enterprises, Incorporated
  and Subsidiaries
Davenport, Iowa



We consent to the incorporation by reference in this Registration Statement of Lee Enterprises, Incorporated on Form S-8 of our report, dated November 9, 2001, appearing in the Annual Report on Form 10-K for Lee Enterprises, Incorporated and subsidiaries for the year ended September 30, 2002.



/s/ McGladrey & Pullen, LLP



Davenport, Iowa
May 13, 2003

                                   Exhibit 24

                                POWER OF ATTORNEY


We, the undersigned directors of Lee Enterprises, Incorporated, hereby severally constitute Mary E. Junck and Carl G. Schmidt, and each of them, our true and lawful attorneys with full power to them, and each of them, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 of Lee Enterprises, Incorporated to be filed herewith and any amendments to said Registration Statement, and generally do all such things in our name and behalf in our capacities as directors to enable Lee Enterprises, Incorporated to comply with the provisions of the Securities Act of 1933 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to said Registration Statement on Form S-8 and any and all amendments thereto.

  Signature                                                Date


/s/Rance E.Crain
-----------------------------------
Rance E. Crain, Director                                May 14, 2003


/s/Mary E. Junck
-----------------------------------
Mary E. Junck, Director                                 May 14, 2003


/s/William E. Mayer
-----------------------------------
William E. Mayer, Director                              May 14, 2003


/s/Herbert W. Moloney III
-----------------------------------
Herbert W. Moloney III, Director                        May 9, 2003


/s/Andrew E. Newman
-----------------------------------
Andrew E. Newman, Director                              May 14, 2003


/s/Gordon D. Prichett
-----------------------------------
Gordon D. Prichett, Director                            May 14, 2003


/s/Gregory P. Schermer
-----------------------------------
Gregory P. Schermer, Director                           May 14, 2003


/s/Mark Vittert
-----------------------------------
Mark Vittert, Director                                  May 14, 2003

                                  Exhibit 99.1

                          LEE ENTERPRISES, INCORPORATED
                              AMENDED AND RESTATED
                   1996 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                           Effective January 22, 2003

1.  Purposes

The purpose of the Amended and Restated 1996 Stock Plan for Non-Employee Directors (the "Plan") of Lee Enterprises, Incorporated (the "Company") is to promote the interests of the Company and its stockholders by (i) encouraging non-employee directors to own shares of the Company's Common Stock and thereby link their interests more closely with the interests of the other stockholders of the Company; (ii) attracting and retaining non-employee directors of outstanding ability; (iii) providing incentive compensation opportunities which are competitive with those of other major corporations; and (iv) enabling such directors to participate in the long-term growth and financial success of the company.

2.  Definitions

The following definitions shall be applicable throughout the Plan:

          "Administrator" - means the Chief Executive Officer of the Company.

          "Award" - means a grant of Common Stock under Section 7 of the Plan.

          "Board of Directors" - means the Board of Directors of the Company.

          "Cash Compensation" - means annual retainer, fees payable for serving as Chairman of the Board of Directors or of a committee of the Board or for attending any meetings of the Board or any committee thereof, per diem consultation fees or other compensation payable as a non-employee director of the Company.

          "Code" - means the Internal Revenue Code of 1986 as amended from time to time.

          "Common   Stock"  -  means  the  common  stock  of  Lee   Enterprises,
          Incorporated, $2.00 par value.

          "Company"   -  means  Lee   Enterprises,   Incorporated,   a  Delaware
          corporation, including any and all subsidiaries.

          "Exchange Act" - means the Securities Exchange Act of 1934 as amended from time to time.

          "Participant" - means a non-employee director of the Company who has been granted an Award.

3.  Effective Date and Duration of the Plan

The Plan shall become effective upon approval by the Company's stockholders at the Annual Meeting of Stockholders to be held on January 22, 2003 or any adjournment thereof. The Plan shall terminate at such time as may be determined by the Administrator, and no Awards shall be granted after such termination.

4.  Administration

(a) Administrator. The Plan shall be administered by the Administrator subject to the restrictions set forth in the Plan. Before any Awards are granted, the Administrator may require Participants to execute any agreements that the Administrator, in his or her discretion, shall reasonably require.

(b) Powers. Subject to the provisions of the Plan, the Administrator shall have the full power, discretion, and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions, but shall have no authority with respect to the selection of directors to receive awards, the number of shares subject to the Plan or each grant thereunder, or the price or timing of Awards to be made except as provided in Section
     9. The Administrator shall have no authority to increase materially the benefits under the Stock Plan.

(c) Decisions Binding. All determinations and decisions made by the Administrator according to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Participants, their estates and beneficiaries, and the Company and it stockholders and employees.

5.  Common Stock Awards; Shares Subject to the Plan

(a) Stock Grant Limit. Awards will be granted to Participants in the Plan in accordance with the provisions of Section 7 below. Subject to Section 8 below, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 150,000 shares. Shares of Common Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award.

(b) Stock Offered. The Common Stock to be granted constituting an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

6.  Eligibility

Awards may be granted only to directors of the Company who, at the time of grant, are not employees of the Company or of any subsidiary of the Company. Awards may not be granted to any person who is an employee of the Company or of any subsidiary of the Company.

7.  Common Stock Awards

(a) Minimum Awards of Common Stock. An Award of 1,500 shares of Common Stock, as adjusted according to Section 8 below, shall be made automatically to Participants on the first business day of June of each year, beginning on June 2, 2003. A Participant who is elected by the Board of Directors to fill a vacancy or newly created directorship between annual meetings of stockholders shall automatically receive 1,500 shares of Common Stock, as adjusted according to Section 8 below, on the earlier of the first business day of the fourth month after taking office or the last business day of the year in which he or she took office.

(b) Elective Payment in Common Stock. Participants shall have the right to elect, in writing filed with the Company, to receive all or fifty percent (50%) of their Cash Compensation payable for services rendered by them in shares of Common Stock, commencing with the effective date of the Plan. The number of shares shall be determined by dividing the amount of the Cash Compensation to be paid by the closing price of the Company's Common Stock as reported for New York Stock Exchange-Composite Transactions of the trading day immediately preceding the date of payment and rounding to the nearest whole number. If the Company's Common Stock is not then traded on such exchange, the determination shall be based on the principal market where the Company's Common Stock is actively traded as reported in The Wall Street Journal, Midwest Edition. Elections under this section shall be made at least one (1) week prior to the beginning of the Company' next fiscal quarter. A change in an election shall be effective, if timely made, beginning with the Company's next fiscal quarter. A Participant's election shall remain in effect from year to year until changed by the Participant.

(c) Payment for Stock. A Participant shall not be required to make any payment for Common Stock received pursuant to this Plan, except to the extent otherwise required by law.

8.  Change in Capital Structure

In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to the holders of Common Stock other than cash dividends, the Administrator shall make such substitution or adjustment, if any, as he or she deems to be equitable to accomplish fairly the purposes of the Plan and to preserve the intended benefits of the Plan to the Participants and the Company, as to the number, including the number specified in Section 5(a) above, or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan, including the number of outstanding shares of Common Stock.

9.  Amendment, Modification and Termination

The Administrator may amend, suspend or terminate the Plan as he or she shall deem advisable or to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder, but may not amend the Plan without further approval of the stockholders if such approval is required by law. Adjustments shall be made in the number and kind of shares subject to the Plan as provided in Section 8 above.

10.  Miscellaneous

(a) No Right to an Award. Neither the adoption of the Plan or any action of the Administrator shall be deemed to give a director a right to an Award or any other rights hereunder except as may be evidenced by an Award duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth herein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b) No Employment Rights Conferred. Nothing contained in the Plan shall (i) confer upon any director any right with respect to continuation of service or nomination for reelection as a director with the Company or (ii) interfere in any way with the right to remove a director from office at any time for cause as provided in the Company's Restated Certificate of Incorporation.

(c) Other Laws; Withholding. The Company shall not be obligated to issue any shares of Common Stock until there has been compliance with such laws and regulations as the Company may deem applicable. No fractional shares of Common Stock shall be delivered. The Company shall have the right to collect cash from Participants in an amount necessary to satisfy any federal, state or local withholding tax requirements. A Participant may elect to satisfy tax withholding requirements, in whole or in part, by having the Company withhold shares of Common Stock to satisfy the amount of taxes required to be withheld.

(d) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(e) Additional Compensation. Except as otherwise provided in Section 7(b) above, shares of Common Stock granted under the Plan shall be in addition to any Cash Compensation payable to a Participant as a result of his or her service as a non-employee director of the Company.

(f) Requirements of Law. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

(g) Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to conflict of law principles.

(h)  Securities  Law  Compliance.  With  respect to any  Participant  subject to
     Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, regardless of whether the conditions are expressly set forth in the Plan. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Administrator.